News Release

Contact:           Wendy S. Schmucker

            Vice President, Secretary and Treasurer

                        724.537.9923

            www.cnbthebank.com

For Immediate Release

COMMERCIAL NATIONAL FINANCIAL CORPORATION ANNOUNCES RESIGNATION OF DIRECTOR

Latrobe, PA, March 4, 2004 – Commercial National Financial Corporation (Nasdaq:  “CNAF”), parent company of Commercial Bank of Pennsylvania, Commercial National Insurance Services, Inc. and Highview Trust Company, today announced the resignation of Louis A. Steiner as director of the Company and each of its subsidiaries.  Mr. Steiner had previously resigned his position as Chairman of the Company in January of this year.

About the Company

Commercial National Financial Corporation is a financial services holding company with banking, trust and insurance agency operations.  In addition to Latrobe where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, Norwin, Unity Township and West Newton, PA.  The Company maintains a commercial business development sales force throughout its entire market area, a trust company headquartered in Greensburg, as well as an insurance-services agency based in Ligonier.  Commercial Bank also serves its customer base from an Internet banking site (www.cnbthebank.com) and an automatic TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change.  Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company’s ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.